Exhibit 4.1

FORM OF UNIT CERTIFICATE

No: •

APMEX PHYSICAL – 1 OZ. GOLD REDEEMABLE TRUST

(a trust created under the laws of the Province of Ontario by an amended and restated trust agreement dated June 8, 2012)

		CUSIP Number:	03763W100

		ISIN Number:	CA03763W1005

This is to certify that:	•

is the registered holder of	•

FULLY PAID, TRANSFERABLE, REDEEMABLE AND NON-ASSESSABLE UNITS OF

APMEX PHYSICAL – 1 OZ. GOLD REDEEMABLE TRUST (the “Trust”)

The units (the “Units”) of the Trust represented by this Certificate are issued upon the terms and subject to the conditions of an amended and restated trust agreement (the “Trust Agreement”) dated                     between Computershare Trust Company of Canada (the “Trustee”), in its capacity as trustee of the Trust, and Computershare Trust Company of Canada, in its capacity as settlor of the Trust. By acceptance of this Certificate, the holder agrees to be bound by all of the terms and conditions set out therein. Terms defined in the Trust Agreement have the same meaning when used herein.

A copy of the Trust Agreement may be obtained by any Unitholder on demand and without fee from the Manager. The Trust Agreement contains provisions for the holding of meetings of Unitholders and resolutions passed at such meetings. Instruments signed by the holders of a specified majority of the Units outstanding will be binding upon all Unitholders.

This Certificate may only be transferred upon compliance with the conditions prescribed in the Trust Agreement on one of the registers of transfers to be kept at the offices of Computershare Investor Services Inc. (the “Registrar and Transfer Agent”) in the City of Toronto and at such other place or places, if any, or by such other registrar or registrars, if any, as the Manager may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trust and upon compliance with such reasonable requirements as the Registrar and Transfer Agent may prescribe.

This Certificate shall not be valid for any purpose until it has been countersigned by the Registrar and Transfer Agent. For information as to personal liability of Unitholders and the exercise of the redemption right attaching to the Units, see the reverse side of this Certificate.

IN WITNESS WHEREOF, a duly authorized officer of the Manager has signed this Certificate on behalf of the Trust.

Dated: •

Countersigned and Registered by Computershare Investor Services Inc. (Toronto) Registrar and Transfer Agent		APMEX PHYSICAL – 1 OZ. GOLD REDEEMABLE TRUST, by its manager, APMEX Precious Metals Management Services, Inc.

By:		By:
	(Authorized Officer)		(Authorized Officer)

The Trust Agreement provides that no Unitholder shall be held to have any personal liability as such and no resort shall be had to the Unitholder’s private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation which a Unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust Property is intended to be liable and subject to levy or execution for such satisfaction.

EXERCISE OF REDEMPTION RIGHT

Units may be surrendered for redemption by a Unitholder for Gold Coins or cash on the basis set forth in the Trust Agreement and by giving notice in the form and manner described therein. A copy of the form of Gold Coin Redemption Notice and form of Cash Redemption Notice is attached hereto as Schedule A and B, respectively.

TRANSFER FORM

For Value Received, the undersigned hereby sell(s), assign(s) and transfer(s) unto ,
(NAME OF TRANSFEREE)
Units of APMEX Physical — 1 oz. Gold Redeemable Trust registered in the name of the undersigned.

Social Insurance Number of Transferee:

Dated:

Signature:	In presence of:
(ASSIGNOR)		(WITNESS)

Signature guaranteed by:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever and must be guaranteed by a bank, trust company or a member of a recognized stock exchange in Canada or by a member of the Stock Transfer Association Medallion (STAMP) Program.

SCHEDULE A

FORM OF GOLD REDEMPTION NOTICE

DATE:

TO:	Computershare Investor Services Inc. (the “Transfer Agent”), as the registrar and transfer agent of APMEX Physical — 1 oz. Gold Redeemable Trust (the “Trust”)
	Ticker Symbol:	CUSIP number
Attention: Manager, Client Services
Fax No: (416) 981-9800

AND TO:	APMEX Precious Metals Management Services, Inc. (the “Manager”), as the manager of the Trust

RE:	Gold Redemption Notice under Section 6.1 of the Amended and Restated Trust Agreement of the Trust

The undersigned (the “Unitholder”), the holder of                                      units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or New York Stock Exchange Arca ticker symbol and CUSIP number, requests the redemption for physical gold of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of                    , as the same may be further amended, restated or supplemented from time to time, and directs the Transfer Agent to cancel such Units on                                     . All one ounce American Gold Eagle bullion coins, Canadian Gold Maple Leaf bullion coins, and/or one ounce gold bullion bars and rounds, as applicable, will be delivered to the following address by an insured and registered shipping provider.

Delivery Instructions:

Signature of Unitholder	Signature Guarantee

Print Name

Print Address

NOTE:

The name and address of the Unitholder set forth in this Gold Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by the Transfer Agent. The signature of the person executing this Gold Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

SCHEDULE B

FORM OF CASH REDEMPTION NOTICE

DATE:

TO:	Computershare Investor Services Inc. (the “Transfer Agent”), as the registrar and transfer agent of APMEX Physical — 1 oz. Gold Redeemable Trust (the “Trust”)
	Ticker Symbol:	CUSIP number
Attention: Manager, Client Services
Fax No: (416) 981-9800

AND TO:	APMEX Precious Metals Management Services, Inc. (the “Manager”), as the manager of the Trust

RE:	Cash Redemption Notice under Section 6.3 of the Amended and Restated Trust Agreement of the Trust

The undersigned (the “Unitholder”), the holder of                                      units of the Trust (the “Units”) designated above by its Toronto Stock Exchange or New York Stock Exchange Arca ticker symbol and CUSIP number, requests the redemption for cash of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of                    , as the same may be further amended, restated or supplemented from time to time, and directs the Transfer Agent to cancel such Units on                                     .

Wiring Instructions:

Signature of Unitholder	Signature Guarantee

Print Name

Print Address

NOTE:

The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by the Transfer Agent. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.